                                                                      EXHIBIT 12
                                                       FORM 10-Q for the Quarter
                                                            Ended March 31, 1996
                                                                File No. 1-11237


                    AT&T CAPITAL CORPORATION AND SUBSIDIARIES
                       COMPUTATION OF RATIO OF EARNINGS TO
                                 FIXED CHARGES*
                             (Dollars in Thousands)
                                   (Unaudited)


                                                         For the
                                                   Three Months Ended
                                                      March 31, 1996

Earnings from continuing operations:

Income before income taxes                               $ 59,583

Add:  Fixed charges included in income before             115,419
 income taxes                                             _______

Total earnings from continuing operations, as adjusted    175,002

                                                          -------

Total fixed charges*                                     $115,419

                                                          =======
Ratio of earnings to fixed charges                           1.52
                                                          =======


* Fixed charges include interest on indebtedness and a portion of rentals representative of the interest factor.